UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

AMG ETF TRUST

(Exact name of registrant as specified in its charter)

Massachusetts	See below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

680 Washington Boulevard, Suite 500 Stamford, Connecticut	06901
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of the Exchange on which Each Class is to be so Registered	I.R.S. Employer Identification Number
Shares of beneficial interest, no par value per share, of each of:

AMG GW&K Muni Income ETF	NYSE Arca, Inc.	39-3007210

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

033-43089

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of AMG GW&K Muni Income ETF, a series of AMG ETF Trust (the “Registrant”), is incorporated by reference to Post-Effective Amendment No. 88 to the Registrant’s registration statement on Form N-1A (the “Registration Statement”), filed with the Securities and Exchange Commission on September 15, 2025 (File Nos. 033-43089; 811-06431). Any form of supplement to the Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1.	Second Amended and Restated Declaration of Trust dated June 11, 2025 is incorporated by reference to the Registration Statement filed on September 15, 2025.

2.	By-Laws of the Trust dated June 11, 2025 is incorporated by reference to Post-Effective Amendment No. 86 to the Registrant’s registration statement filed June 24, 2025.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized, as of October 29, 2025.

AMG ETF Trust

By:	/s/ Keitha L. Kinne
Name:	Keitha L. Kinne
Title:	President, Chief Executive Officer, Principal Executive Officer, and Chief Operating Officer